                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS











IMMEDIATELY
-----------

Media:                                         Investors:
-----                                          ---------
Robert T. Grieves, SVP                         John M. Roy, MD
(212) 635-1590                                 (212) 635-8005
Cary J. Giacalone, VP                          Thomas C. McCrohan, VP
(212) 635-1590                                 (212) 635-1578


                  THE BANK OF NEW YORK COMPANY, INC. REPORTS
                      Fourth Quarter E.P.S. of 45 Cents
         Securities Servicing Fees Up 3% From Normalized Third Quarter
                           and Up 7% for Full Year

NEW YORK, N.Y., January 17, 2002 -- The Bank of New York Company, Inc. (NYSE:
BK) reports fourth quarter diluted earnings per share of 45 cents, compared with 50 cents earned in the fourth quarter of 2000. As previously disclosed, net income for the quarter of $331 million includes a $235 million pre-tax special provision and charge associated with creation of an accelerated loan disposition program for exposures to 24 emerging telecommunication companies and an energy trading company as well as an initial pre-tax insurance recovery of $175 million related to the World Trade Center disaster (the "WTC disaster"). The net impact of these two items is a loss of 5 cents per share. For the year, reported net income was $1,343 million and earnings per share were $1.81 compared to $1,429 million and $1.92 earned in 2000. In addition to the special items booked in the fourth quarter, the full year results in 2001 include the pre-tax loss of $242 million associated with the WTC disaster.

     On a normalized basis, which is described later in this release, the Company reports diluted earnings per share of $2.01 for the year 2001, up 5% from the $1.92 earned last year. Normalized net income for the year was $1,492 million, an increase of 4% over $1,429 million earned last year.
     Chairman and CEO Thomas A. Renyi stated, "We were encouraged by the increase in our securities servicing revenues in the fourth quarter, which we hope portends a gradual improvement in the global capital markets. We also took decisive action this quarter with respect to our emerging telecom portfolio. This action is consistent with our ongoing capital management process and improves our risk-adjusted return profile as we enter 2002.
     "Notwithstanding the very difficult operating environment in 2001, exacerbated by the WTC disaster, we met the challenges through continued success on the new business front as well as careful expense management. We are poised to benefit as the global capital markets recover."

SUMMARY OF REPORTED RESULTS

     In the Company's securities servicing businesses, fee revenues were $441 million in the fourth quarter compared with $416 million in the prior quarter and $448 million one year ago. For 2001, securities servicing fees were $1,750 million, a 6% increase, compared with $1,650 million in 2000. Areas leading the increase for the year included: execution services, corporate trust, broker-dealer services, and global liquidity services.
     The Company continues to be the world's leading custodian with year-end assets under custody of $6.9 trillion, including $1.9 trillion of cross-border custody assets, up from $6.4 trillion at the end of the third quarter.
     Foreign exchange and other trading revenues were $78 million for the quarter, compared with $79 million in the third quarter and up 39% from the $56 million earned a year ago. For the year 2001, foreign exchange and other trading revenues were $338 million, up 30% from $261 million last year. The results reflect continued strong demand for interest rate risk management products driven by declining interest rates and higher volatility. In addition, strong foreign exchange transaction flows continued from the Company's securities servicing clients.
     Global payment services fees were $72 million for the quarter, compared to the $75 million in the third quarter and up 11% from the $65 million earned a year ago. For the year 2001, global payment services were $287 million, up 10% compared with $261 million last year. Fees increased primarily as a result of customers electing to pay for services in fees rather than maintaining higher compensating balances in a declining interest rate environment, as well as new business growth in cash management, reflecting the continued success of CA$H-Register Plus(registered trademark), the Company's internet-based electronic banking service.
     Private client services and asset management fees were $76 million for the quarter, up slightly from $74 million last quarter and essentially flat from the $77 million one year ago. For the year 2001, private client services and asset management fees were $308 million, up 4% compared with $296 million in 2000. Lower asset price levels have been partially offset by strength in alternative investment and short-term money market product lines.
     The Company's continued focus on fee-based businesses resulted in noninterest income growing to 68% of total revenue for the year 2001, up from 64% last year.
     In the fourth quarter of 2001, the Company created an accelerated loan disposition program for 25 credit relationships totaling $758 million and related outstandings of $488 million. At December 31, 2001, loans available for sale had exposures of $445 million and outstandings of $197 million.
     The Company's estimated Tier 1 capital and Total capital ratios were 8.05% and 11.52% at December 31, 2001, compared with 7.51% and 11.02% at September 30, 2001, and 8.60% and 12.92% at December 31, 2000. The improvement compared to the prior quarter reflects the balance sheet returning to pre-September 11th operating levels. The leverage ratio was 6.70% at

December 31, 2001, compared with 6.78% at September 30, 2001, and 7.49% one year ago. Tangible common equity as a percent of total assets was 5.36% at December 31, 2001, compared with 4.94% at September 30, 2001, and 5.78% one year ago.
     In 2001, the Company repurchased 19 million shares under its common stock repurchase programs. As of December 31, 2001, the Company had 11 million shares left to repurchase of the 16 million share repurchase program announced in mid-December 2001.
     Return on average common equity for the fourth quarter of 2001 was 20.42% compared with 24.82% in the fourth quarter of 2000. Return on average assets for the fourth quarter of 2001 was 1.53% compared with 1.92% in the fourth quarter of 2000. For the year 2001, return on average common equity totaled 21.58% compared with 26.08% in 2000. Return on average assets was 1.64% for the year compared with 1.85% in 2000.
     Tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were 47 cents per share in the fourth quarter of 2001, compared with 53 cents per share in the fourth quarter of 2000.
Tangible return on average common equity was 31.72% in the fourth quarter of 2001 compared with 37.04% in the fourth quarter of 2000; and tangible return on average assets was 1.65% in the fourth quarter of 2001 compared with 2.08% in the fourth quarter of 2000. Tangible diluted earnings per share were $1.91 per share for the year 2001 compared with $2.03 per share in 2000. Tangible return on average common equity was 33.42% in 2001 compared with 40.00% in 2000; and tangible return on average assets was 1.78% in 2001 compared with 2.00% last year.
     Amortization of intangibles for the fourth quarter and the year was $29 million and $112 million compared with $30 million and $115 million in 2000. The Company currently estimates that the application of a new accounting pronouncement for goodwill and intangibles will add approximately
9 cents per share in 2002.

SUMMARY OF NORMALIZED RESULTS

     Given the extent of the impact on the Company's financial results caused by the WTC disaster and related insurance recovery, as well as the strategic action taken with respect to the emerging telecom portfolio, this section of the release adjusts the Company's reported results to a "normalized" estimate of operating results. The impact of the disaster net of insurance recoveries recorded to date are excluded from operating results. In addition, of the $235 million special provision and charge associated with the creation of the accelerated loan disposition program, the normalized results exclude
$190 million related to the exit of emerging telecommunications relationships. The remaining $45 million related to disposal of a loan to an energy trading company is included in normalized results. Management believes that the normalized disclosure assists the reader in making comparisons with prior periods to determine trends in the business.

                                                    Normalized
                                        ---------------------------------
(In millions,                             3rd        4th
 except per share amounts)              Quarter    Quarter   Year-to-date
                                        -------    -------   ------------
                                         2001       2001         2001
                                         ----       ----         ----

Reported Net Income                      $243       $331       $1,343

 WTC Disaster Impact                      242          -          242
 WTC Insurance Recovery                     -       (175)        (175)
 Special Provision
  - Emerging Telecom Disposition            -        190          190
 Tax Effects                             (102)        (6)        (108)
                                         ----       ----       ------
Normalized Net Income                    $383       $340       $1,492
                                         ====       ====       ======
Per Common Share Data:
---------------------

  Basic Earnings                        $0.52      $0.47        $2.04
  Diluted Earnings                       0.52       0.46         2.01

Diluted Shares Outstanding                741        738          741



     On a normalized basis, the Company earned $340 million, or 46 cents in the quarter. (See "Appendix A".) Diluted earnings per share were $2.01 for the year 2001, up 5% from the $1.92 earned last year. Net income for the year was $1,492 million, an increase of 4% over $1,429 million earned last year.
     In the Company's securities servicing businesses, fee revenues were $441 million in the fourth quarter, up 3% from the normalized $430 million in the third quarter. Areas leading the increase in the quarter were execution services, ADRs, and securities lending. For the year 2001, normalized fees from securities servicing businesses totaled a record $1,764 million, a 7% increase compared with $1,650 million in 2000. Areas leading the increase for the year included execution services, corporate trust, broker-dealer services, and global liquidity services.
     Foreign exchange and other trading revenues were $78 million for the quarter, compared with the normalized $84 million in the third quarter. For the year 2001, normalized foreign exchange and other trading revenues were $343 million, up 31% from $261 million last year. The results reflect continued strong demand for interest rate risk management products driven by declining interest rates and higher volatility. In addition, strong foreign exchange transaction flows continued from the Company's securities servicing clients.
     Global payment services fees were $72 million for the quarter, compared to the normalized $78 million in the third quarter. For the year 2001, global payment services were a normalized $290 million, up 11% compared with $261 million last year. Fees increased primarily as a result of customers electing to pay for services in fees rather than maintaining higher compensating balances in a declining interest rate environment, as well as new business growth in cash management, reflecting the continued success of CA$H-Register Plus(registered trademark), the Company's internet-based electronic banking service.
     Private client services and asset management fees were $76 million for the quarter, up slightly from a normalized $75 million last quarter. For the year 2001, private client and asset management fees were a normalized

$309 million, up 4% compared with $296 million in 2000. Lower asset price levels have been partially offset by strength in alternative investment and short-term money market product lines.
     The Company's continued focus on fee-based businesses resulted in normalized noninterest income growing to 66% of total revenue for the year 2001, up from 64% last year.
     Normalized return measures have been computed using both normalized net income and balance sheets. Return on average common equity for the fourth quarter of 2001 was 20.52% compared with 24.82% in the fourth quarter of 2000. Return on average assets for the fourth quarter of 2001 was 1.68% compared with 1.92% in the fourth quarter of 2000. For the year 2001, return on average common equity totaled 23.84% compared with 26.08% in 2000. Return on average assets was 1.92% for the year compared with 1.85% in 2000.
     On a normalized basis, tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were 49 cents per share in the fourth quarter of 2001, compared with 53 cents per share in the fourth quarter of 2000. Tangible return on average common equity was 31.49% in the fourth quarter of 2001 compared with 37.04% in the fourth quarter of 2000; and tangible return on average assets was 1.82% in the fourth quarter of 2001 compared with 2.08% in the fourth quarter of 2000. Normalized tangible diluted earnings per share were $2.11 per share for the year 2001, up 4%, compared with $2.03 per share in 2000. Tangible return on average common equity was 36.63% in 2001 compared with 40.00% in 2000; and tangible return on average assets was 2.07% in 2001 compared with 2.00% last year.

NONINTEREST INCOME

                             4th      3rd        4th        3rd       4th
                           Quarter  Quarter    Quarter    Quarter   Quarter           Year-to-date
                           -------  -------   ---------   -------   -------  ----------------------------
                            2001      2001       2001       2001                2001       2001
(In millions)             Reported  Reported  Normalized Normalized   2000    Reported  Normalized   2000
                          -------- ---------- ---------- ----------   ----    --------  ----------   ----
Servicing Fees
  Securities               $ 441      $416      $441       $430       $448     $1,750     $1,764   $1,650
  Global Payment Services     72        75        72         78         65        287        290      261
                            ----      ----      ----      -----       ----     ------     ------   ------
                             513       491       513        508        513      2,037      2,054    1,911
Private Client Services
 and Asset Management Fees    76        74        76         75         77        308        309      296
Service Charges and Fees      89        81        89         87         85        356        362      364
Foreign Exchange and
 Other Trading Activities     78        79        78         84         56        338        343      261
Securities Gains              40        22        40         22         44        154        154      150
Other                        208        76        33         76         30        347        172      127
                          ------      ----      ----       ----       ----     ------     ------   ------
Total Noninterest Income  $1,004      $823      $829       $852       $805     $3,540     $3,394   $3,109
                          ======      ====      ====       ====       ====     ======     ======   ======

     On a normalized basis, total noninterest income reached $829 million, up 3% from $805 million in last year's fourth quarter, and resulted in noninterest income growing to 65% of total revenue in the fourth quarter, up from 64% last year. Securities servicing fees were $441 million for the fourth quarter, compared with $448 million last year. Global payment services fees for the quarter were $72 million, up 11% over last year. Private client services and asset management fees were $76 million for the quarter, down slightly from $77 million last year. Foreign exchange and other trading revenues were $78 million for the quarter, up 39% from $56 million last year. Securities gains were $40 million for the quarter, down from $44 million last year. Year-to-date securities gains were $154 million. Other income, normalized for $175 million of insurance recoveries in the fourth quarter, decreased to $33 million from the third quarter, reflecting the $43 million gain on the sale of the Company's interest in New York Cash Exchange in the third quarter.
     As part of its capital management program, the Company has been reallocating capital away from corporate lending and equity capital investing. As such, it anticipates that its securities and special gains, which rely significantly on capital allocated to equity investing, may be lower in 2002 by 8-10 cents per share.

NET INTEREST INCOME

                            4th      3rd       4th        3rd        4th
                          Quarter  Quarter   Quarter    Quarter    Quarter         Year-to-date
                          -------  -------   -------    -------    -------  ---------------------------
(Dollars in millions on    2001      2001      2001       2001                2001       2001
 a tax equivalent basis) Reported  Reported Normalized Normalized   2000    Reported  Normalized   2000
                         --------  -------- ---------- ----------   ----    --------  ----------   ----
Net Interest Income        $452      $402      $452       $447      $468    $1,741     $1,786    $1,811
Net Interest Rate
 Spread                    2.15%     1.53%     2.21%      2.01%     1.81%     1.88%      2.00%     1.85%
Net Yield on Interest
 Earning Assets            2.55      2.24      2.70       2.71      2.84      2.57       2.74      2.79


     Normalized net interest income on a taxable equivalent basis was $452 million in the fourth quarter of 2001 compared with $447 million in the third quarter of 2001 and $468 million in the fourth quarter of 2000. The normalized net interest rate spread was 2.21% in the fourth quarter of 2001, compared with 2.01% in the third quarter of 2001 and 1.81% one year ago. Normalized net yield on interest earning assets was 2.70% in the fourth quarter of 2001, compared with 2.71% in the third quarter of 2001 and 2.84% in last year's fourth quarter.
     For the year 2001, normalized net interest income on a taxable equivalent basis amounted to $1,786 million compared with $1,811 million in 2000. The normalized net interest rate spread for the year was 2.00% in 2001 compared with 1.85% in 2000, while the normalized net yield on interest earning assets was 2.74% in 2001 and 2.79% in 2000.
     The effect of the lower interest rate environment in the fourth quarter and year 2001 was largely offset by an increase in the Company's investment securities portfolio, which is part of an ongoing strategy to shift the Company's asset mix from loans towards highly rated investment securities and short-term liquid assets. On a normalized basis, average loans in the year 2001 declined $2.0 billion to $37.3 billion representing 48% of assets compared with 51% of assets in 2000.

NONINTEREST EXPENSE AND INCOME TAXES

     On a reported basis, noninterest expense for the fourth quarter of 2001 was $667 million compared with $814 million in the third quarter and $644 million a year ago. Expenses in the third quarter of 2001 reflect the impact of the WTC disaster. The increase versus last year reflects higher operating expenses associated with acquisitions and investment in technology.
     On a normalized basis, noninterest expense for the fourth quarter of 2001 was $667 million compared with $646 million in the third quarter and $644 million in 2000. The increase from the third quarter reflects higher operating expenses resulting primarily from variable volume-related expenses, higher performance-based compensation, expenses associated with the movement of employees out of contingency sites, and acquisitions.
     The efficiency ratio for the fourth quarter of 2001 was 47.1% compared with 52.4% in the fourth quarter of 2000. For the year 2001, the efficiency ratio was 54.8% compared with 52.5% last year. The normalized efficiency ratio for the fourth quarter of 2001 was 53.7% compared with 52.4% in the fourth quarter of 2000. The normalized efficiency ratio for 2001 of 52.5% was flat compared with the 52.5% reported last year. The efficiency ratios have been restated to reflect the classification of preferred trust securities as long-term debt as is expected to be required by a proposed accounting standard. This change increased the normalized efficiency ratio by approximately 105 basis points for the year 2001 and approximately 122 basis points for the year 2000.
     The reported effective tax rates for the fourth quarter and the year 2001 were 33.8% and 34.7% compared with 35.9% and 36.5% in the fourth quarter and the year 2000. The normalized effective tax rates for the fourth quarter and year 2001 were 34.0% and 35.6%, respectively. The difference between the reported and the normalized effective tax rates primarily relates to tax benefits associated with the WTC disaster in the third quarter.

NONPERFORMING ASSETS

                                                                   Change
                                                                 12/31/01 vs.
(Dollars in millions)                12/31/01       9/30/01        9/30/01
                                     --------      --------       --------
Category of Loans:
     Other Commercial                  $138           $214          $(76)
     Foreign                             64             42            22
     Regional Commercial                 18             20            (2)
                                       ----           ----           ---
  Total Nonperforming Loans             220            276           (56)
Other Real Estate                         2              2             -
                                       ----           ----           ---
  Total Nonperforming Assets           $222           $278          $(56)
                                       ====           ====           ===

Nonperforming Assets Ratio              0.6%           0.7%
Allowance/Nonperforming Loans         280.0          223.3
Allowance/Nonperforming Assets        277.6          222.0


     Nonperforming assets totaled $222 million at December 31, 2001, compared with $278 million at September 30, 2001. The decrease in nonperforming loans during the quarter primarily reflects the sale of loans and charge-offs associated with the Company's accelerated loan disposition program. The increase in foreign nonperforming loans primarily relates to a loan to a transportation company.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  4th        3rd         4th
                                Quarter    Quarter     Quarter   Year-to-date
                                -------    -------     -------   ------------
(In millions)                     2001       2001       2000     2001    2000
                                  ----       ----       ----     ----    ----
Provision                         $275       $ 40       $ 35     $375    $105
                                  ====       ====       ====     ====    ====
Net Charge-offs:
  Other Commercial               $(253)      $(35)      $(34)   $(342)   $(73)
  Consumer                          (5)        (4)        (2)     (14)     (5)
  Foreign                          (12)         -          -      (12)     (3)
  Other                             (5)        (1)         -       (7)     (3)
                                 ------      -----      -----   ------   -----
     Total                       $(275)      $(40)      $(36)   $(375)   $(84)
                                 ======      =====      =====   ======   =====

Other Real Estate Expenses        $  -       $  -       $  1     $  2    $  4


     The allowance for credit losses was $616 million, or 1.72% of loans at December 31, 2001, compared with $616 million, or 1.35% of loans at

September 30, 2001, and $616 million, or 1.70% of loans at December 31, 2000. The September 30, 2001 ratio includes above average loan levels associated with the balance sheet impact of the WTC disaster. The ratio of the allowance to nonperforming assets was 277.6% at December 31, 2001, compared with 222.0% at September 30, 2001, and 319.6% at December 31, 2000. The increase in charge-offs in the fourth quarter reflects the Company's accelerated loan disposition program.


                          ***************************

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings growth, contribution to future results of various business lines, reallocating assets and the Company's plans and objectives and, as such, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. In addition to risks and uncertainties incident to our industry such as interest rate fluctuations and borrower defaults, these also include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, our ability to attract and retain customers, the level of capital market activity, inaccuracies in management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements" in the Company's 2000 Form 10-K and September 30, 2001 Form 10-Q which have been filed with the SEC and are available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached. Accounting Change - Company-Obligated Mandatory Redeemable Preferred Trust Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures have been reclassified to Long-Term Debt.)

                              Appendix A, Page 1

                       THE BANK OF NEW YORK COMPANY, INC.
                       Consolidated Statements of Income
                    (In millions, except per share amounts)

                                               For the three
                                               months ended
                                             December 31, 2001
                                --------------------------------------------
                                 Reported  Normalized  Adjustments  Comments
                                 --------  ----------  -----------  --------

Net Interest Income                $ 438      $ 438      $   -
Provision for Credit Losses          275         85        190      Special Provision
                                   -----      -----       -----
Net Interest Income After
 Provision for Credit Losses         163        353       (190)

Noninterest Income
------------------

 Servicing Fees
     Securities                      441        441          -
     Global Payment Services          72         72          -
 Private Client Services and
   Asset Management Fees              76         76          -
 Service Charges and Fees             89         89          -
 Foreign Exchange and Other Trading   78         78          -
 Securities Gains                     40         40          -
 Other                               208         33        175      Insurance Recovery
                                   -----      -----      ------
     Total Noninterest Income      1,004        829        175

Noninterest Expense
-------------------

 Salaries and Employee Benefits      386        386          -
 Net Occupancy                        48         48          -
 Furniture and Equipment              30         30          -
 Other                               203        203          -
                                   -----      -----      ------
     Total Noninterest Expense       667        667          -
                                   -----      -----      ------
Income Before Income Taxes           500        515        (15)
Income Taxes                         169        175         (6)     Tax Effects
                                   -----      -----      ------
Net Income Available to
 Common Shareholders               $ 331      $ 340      $  (9)
                                   =====      =====      ======
Per Common Share Data:
---------------------

  Basic Earnings                   $0.45      $0.47     $(0.02)
  Diluted Earnings                  0.45       0.46      (0.01)
  Cash Dividends Paid               0.18       0.18          -

Diluted Shares Outstanding           738        738          -



                               Appendix A, Page 2

                       THE BANK OF NEW YORK COMPANY, INC.
                       Consolidated Statements of Income
                    (In millions, except per share amounts)

                                              For the year ended
                                              December 31, 2001
                                  --------------------------------------------
                                   Reported  Normalized  Adjustments Comments
                                   --------  ----------  ----------- ---------

Net Interest Income                $1,681       $1,726     $ (45)    WTC Disaster
Provision for Credit Losses           375          185       190     Special Provision
                                   ------       ------     ------
Net Interest Income After
 Provision for Credit Losses        1,306        1,541      (235)

Noninterest Income
------------------

 Servicing Fees
     Securities                     1,750        1,764       (14)    WTC Disaster
     Global Payment Services          287          290        (3)    WTC Disaster
 Private Client Services and
   Asset Management Fees              308          309        (1)    WTC Disaster
 Service Charges and Fees             356          362        (6)    WTC Disaster
 Foreign Exchange and Other Trading   338          343        (5)    WTC Disaster
 Securities Gains                     154          154         -
 Other                                347          172       175     Insurance Recovery
                                   ------       ------     ------
     Total Noninterest Income       3,540        3,394       146

Noninterest Expense
-------------------

 Salaries and Employee Benefits     1,588        1,554        34     WTC Disaster
 Net Occupancy                        232          194        38     WTC Disaster
 Furniture and Equipment              178          123        55     WTC Disaster
 Other                                790          749        41     WTC Disaster
                                   ------       ------     ------
     Total Noninterest Expense      2,788        2,620       168
                                   ------       ------     ------
Income Before Income Taxes          2,058        2,315      (257)
Income Taxes                          715          823      (108)    Tax Effects
                                   ------       ------     ------
Net Income Available to
 Common Shareholders               $1,343       $1,492     $(149)
                                   ======       ======     ======
Per Common Share Data:
---------------------

  Basic Earnings                    $1.84        $2.04    $(0.20)
  Diluted Earnings                   1.81         2.01     (0.20)
  Cash Dividends Paid                0.72         0.72         -

Diluted Shares Outstanding            741          741         -


                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                                                Change
                                                                                 2001
                                                   2001       2001            Normalized
                                                 Reported  Normalized  2000    vs. 2000
                                                 --------  ----------  ----  ------------
For the Three Months Ended December 31:
----------------------------------------
  Net Income                                      $ 331      $ 340    $ 372      (8.4)%
    Per Common Share:
      Basic                                       $0.45      $0.47    $0.51      (7.8)
      Diluted                                      0.45       0.46     0.50      (8.0)
      Cash Dividends Paid                          0.18       0.18     0.18         -

  Return on Average Common Shareholders'
      Equity                                      20.42%     20.52%   24.82%
  Return on Average Assets                         1.53       1.68     1.92


For the Twelve Months Ended December 31:
---------------------------------------
  Net Income                                    $ 1,343    $ 1,492  $ 1,429       4.4%
    Per Common Share:
      Basic                                       $1.84      $2.04    $1.95       4.6
      Diluted                                      1.81       2.01     1.92       4.7
      Cash Dividends Paid                          0.72       0.72     0.66       9.1

  Return on Average Common Shareholders'
      Equity                                      21.58%     23.84%   26.08%
  Return on Average Assets                         1.64       1.92     1.85


                                                                                 Change
                                                                                  2001
                                                                                Reported
                                                                                vs. 2000
                                                                               ----------
As of December 31:
-------------------
  Assets                                        $81,028             $77,114       5.1%
  Loans                                          35,744              36,261      (1.4)
  Securities                                     12,912               7,401      74.5
  Deposits - Domestic                            28,812              28,560       0.9
           - Foreign                             26,927              27,816      (3.2)
  Long-Term Debt                                  4,976               4,536       9.7
  Common Shareholders' Equity                     6,317               6,151       2.7

  Common Shareholders' Equity Per Share            8.66                8.31       4.2
  Market Value Per Share of Common Stock          40.80               55.19     (26.1)

  Allowance for Credit Losses as a Percent
    of Loans                                       1.72%               1.70%
  Tier 1 Capital Ratio                             8.05                8.60
  Total Capital Ratio                             11.52               12.92
  Leverage Ratio                                   6.70                7.49
  Tangible Common Equity Ratio                     5.36                5.78


                      THE BANK OF NEW YORK COMPANY, INC.
                      Consolidated Statements of Income
                   (In millions, except per share amounts)
                                 (Unaudited)

                                                                For the three      For the twelve
                                                                months ended       months ended
                                                                December 31,       December 31,

                                                              2001       2000     2001       2000
                                                              ----       ----     ----       ----
Interest Income
---------------
Loans                                                        $ 477      $ 727   $2,303     $2,910
Securities
  Taxable                                                      143         87      463        323
  Exempt from Federal Income Taxes                              18         16       74         63
                                                             -----      -----    -----      -----
                                                               161        103      537        386
Deposits in Banks                                               53         70      252        273
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                       16         78      159        277
Trading Assets                                                  66        151      401        531
                                                             -----      -----    -----      -----
    Total Interest Income                                      773      1,129    3,652      4,377
                                                             -----      -----    -----      -----
Interest Expense
----------------
Deposits                                                       220        516    1,406      2,011
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                   21         46      103        153
Other Borrowed Funds                                            35         31      185        139
Long-Term Debt                                                  59         82      277        317
                                                             -----      -----    -----      -----
    Total Interest Expense                                     335        675    1,971      2,620
                                                             -----      -----    -----      -----
Net Interest Income                                            438        454    1,681      1,757
-------------------
Provision for Credit Losses                                    275         35      375        105
                                                             -----      -----    -----      -----
Net Interest Income After Provision for Credit Losses          163        419    1,306      1,652
                                                             -----      -----    -----      -----
Noninterest Income
------------------
Servicing Fees
 Securities                                                    441        448    1,750      1,650
 Global Payment Services                                        72         65      287        261
                                                             -----      -----    -----      -----
                                                               513        513    2,037      1,911
Private Client Services and
  Asset Management Fees                                         76         77      308        296
Service Charges and Fees                                        89         85      356        364
Foreign Exchange and Other Trading Activities                   78         56      338        261
Securities Gains                                                40         44      154        150
Other                                                          208         30      347        127
                                                             -----      -----    -----      -----
    Total Noninterest Income                                 1,004        805    3,540      3,109
                                                             -----      -----    -----      -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 386        391    1,588      1,488
Net Occupancy                                                   48         48      232        184
Furniture and Equipment                                         30         28      178        108
Other                                                          203        177      790        730
                                                             -----      -----    -----      -----
    Total Noninterest Expense                                  667        644    2,788      2,510
                                                             -----      -----    -----      -----
Income Before Income Taxes                                     500        580    2,058      2,251
Income Taxes                                                   169        208      715        822
                                                             -----      -----   ------     ------
Net Income                                                   $ 331      $ 372   $1,343     $1,429
----------                                                   =====      =====   ======     ======
Net Income Available to Common Shareholders                  $ 331      $ 372   $1,343     $1,429
-------------------------------------------                  =====      =====   ======     ======

Per Common Share Data:
----------------------
   Basic Earnings                                            $0.45      $0.51    $1.84      $1.95
   Diluted Earnings                                           0.45       0.50     1.81       1.92
   Cash Dividends Paid                                        0.18       0.18     0.72       0.66
Diluted Shares Outstanding                                     738        748      741        745


                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                          December 31,        December 31,
                                                              2001                2000
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 3,192             $ 3,125
Interest-Bearing Deposits in Banks                           6,619               5,337
Securities:
  Held-to-Maturity                                           1,211                 752
  Available-for-Sale                                        11,701               6,649
                                                           -------             -------
    Total Securities                                        12,912               7,401
Trading Assets at Fair Value                                 8,290              12,051
Federal Funds Sold and Securities Purchased Under Resale
  Agreements                                                 4,807               5,790
Loans (less allowance for credit losses of $616 in 2001
  and $616 in 2000)                                         35,128              35,645
Premises and Equipment                                         992                 924
Due from Customers on Acceptances                              313                 447
Accrued Interest Receivable                                    237                 354
Other Assets                                                 8,538               6,040
                                                           -------             -------
     Total Assets                                          $81,028             $77,114
                                                           =======             =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $12,663             $13,255
 Interest-Bearing
   Domestic Offices                                         16,557              15,774
   Foreign Offices                                          26,519              27,347
                                                           -------             -------
     Total Deposits                                         55,739              56,376
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                           1,756               1,108
Trading Liabilities                                          2,264               2,070
Other Borrowed Funds                                         2,334               1,687
Acceptances Outstanding                                        358                 450
Accrued Taxes and Other Expenses                             3,766               3,283
Accrued Interest Payable                                        93                 127
Other Liabilities                                            3,425               1,325
Long-Term Debt                                               4,976               4,536
                                                           -------             -------
     Total Liabilities                                      74,711              70,962
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 3,500 shares
  in 2001 and 16,320 shares in 2000                              -                   1
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  990,773,101 shares in 2001 and
  985,528,475 shares in 2000                                 7,431               7,391
 Additional Capital                                            741                 521
 Retained Earnings                                           4,383               3,566
 Accumulated Other Comprehensive Income                         80                 207
                                                           -------             -------
                                                            12,635              11,686
 Less: Treasury Stock (260,449,527 shares in 2001
        and 244,460,032 shares in 2000), at cost             6,312               5,526
       Loan to ESOP (823,810 shares in
        2001 and 1,142,939 in 2000), at cost                     6                   8
                                                           -------             -------
     Total Shareholders' Equity                              6,317               6,152
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $81,028             $77,114
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date.


                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)


                                       Normalized for the three months        For the three months
                                          ended December 31, 2001           ended December 31, 2000
                                       -------------------------------    ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------------
Interest-Bearing Deposits
 in Banks (primarily foreign)          $ 6,596       $  53       3.16%    $ 5,046       $  70      5.50%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       3,128          16       2.08       4,940          78      6.33
Loans
 Domestic Offices                       19,649         267       5.39      18,979         354      7.42
 Foreign Offices                        17,024         178       4.14      19,528         373      7.60
                                       -------       -----                -------       -----
   Total Loans                          36,673         445       4.81      38,507         727      7.51
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations               817          11       5.23       1,483          22      5.84
 U.S. Government Agency Obligations      3,227          46       5.76       1,749          30      6.93
 Obligations of States and
  Political Subdivisions                   612          10       6.85         649          13      8.12
 Other Securities                        8,302         108       5.11       3,260          52      6.30
 Trading Securities                      7,179          66       3.69       9,852         151      6.10
                                       -------       -----                -------       -----
   Total Securities                     20,137         241       4.77      16,993         268      6.28
                                       -------       -----                -------       -----
Total Interest-Earning Assets           66,534         755       4.50%     65,486       1,143      6.94%
                                                     -----                              -----
Allowance for Credit Losses               (610)                              (613)
Cash and Due from Banks                  2,280                              3,007
Other Assets                            11,966                              9,319
                                       -------                            -------
   NORMALIZED ASSETS                    80,170                             77,199
Impact of WTC Disaster                   6,035                                  -
                                       -------                            -------
   TOTAL ASSETS                        $86,205                            $77,199
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,179       $  29       1.84%    $ 6,107       $  80      5.22%
 Savings                                 7,745          30       1.56       7,508          50      2.67
 Certificates of Deposit
  $100,000 & Over                          596           5       3.53         464           7      6.40
 Other Time Deposits                     1,828          15       3.17       1,923          26      5.28
 Foreign Offices                        27,074         141       2.06      27,163         353      5.16
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       43,422         220       2.01      43,165         516      4.76
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements        2,451          12       2.01       2,982          46      6.13
Other Borrowed Funds                     1,795          12       2.62       1,808          31      6.90
Long-Term Debt                           4,854          59       4.81       4,519          82      7.26
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    52,522         303       2.29%     52,474         675      5.13%
                                                     -----                              -----
Noninterest-Bearing Deposits            11,263                             11,362
Other Liabilities                        9,803                              7,404
Shareholders' Equity                     6,582                              5,959
                                       -------                            -------
  NORMALIZED LIABILITIES AND
   SHAREHOLDERS' EQUITY                 80,170                             77,199

Normalized Net Interest Earnings
 and Interest Rate Spread                              452       2.21%
                                                                 ====
Normalized Yield on
 Interest-Earning Assets                                         2.70%
                                                                 ====
Impact of WTC Disaster                   6,035           -                     -
                                       -------       -----                -------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                 $86,205                            $77,199
                                       =======                            =======
Net Interest Earnings and
 Interest Rate Spread                                $ 452       2.15%                  $ 468      1.81%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.55%                             2.84%
                                                                 ====                              ====

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)


                                       Normalized for the twelve months      For the twelve months
                                          ended December 31, 2001           ended December 31, 2000
                                       --------------------------------   ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    ---------   -------    --------    -------
ASSETS
------------
Interest-Bearing Deposits
 in Banks (primarily foreign)          $ 6,105       $ 252       4.13%    $ 5,385      $  273      5.07%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       3,307         130       3.93       4,468         277      6.20
Loans
 Domestic Offices                       19,423       1,233       6.35      19,342       1,430      7.39
 Foreign Offices                        17,868       1,016       5.68      19,920       1,482      7.44
                                       -------      ------                -------       -----
   Total Loans                          37,291       2,249       6.03      39,262       2,912      7.41
                                       -------      ------                -------       -----
Securities
 U.S. Government Obligations             1,014          56       5.50       1,994         119      5.98
 U.S. Government Agency Obligations      2,925         181       6.19       1,332          91      6.85
 Obligations of States and
  Political Subdivisions                   654          49       7.48         621          50      8.06
 Other Securities                        5,529         310       5.60       2,904         179      6.15
 Trading Securities                      8,437         401       4.76       8,913         530      5.95
                                       -------      ------                -------       -----
   Total Securities                     18,559         997       5.37      15,764         969      6.15
                                       -------      ------                -------       -----
Total Interest-Earning Assets           65,262       3,628       5.56%     64,879       4,431      6.83%
                                                    ------                              -----
Allowance for Credit Losses               (612)                              (608)
Cash and Due from Banks                  2,438                              3,181
Other Assets                            10,696                              9,789
                                       -------                            -------
   NORMALIZED ASSETS                    77,784                             77,241
Impact of WTC Disaster                   3,915                                  -
                                       -------                            -------
   TOTAL ASSETS                        $81,699                            $77,241
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,176       $ 199       3.23%    $ 5,827       $ 290      4.98%
 Savings                                 7,632         156       2.05       7,599         197      2.59
 Certificates of Deposit
  $100,000 & Over                          446          21       4.79         448          26      5.80
 Other Time Deposits                     1,884          79       4.18       1,998         101      5.07
 Foreign Offices                        26,506         927       3.49      27,606       1,397      5.06
                                       -------      ------                -------       -----
  Total Interest-Bearing Deposits       42,644       1,382       3.24      43,478       2,011      4.63
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements        2,590          94       3.63       2,673         153      5.73
Other Borrowed Funds                     1,960          89       4.55       2,099         139      6.62
Long-Term Debt                           4,609         277       6.00       4,384         317      7.23
                                       -------      ------                -------       -----
  Total Interest-Bearing Liabilities    51,803       1,842       3.56%     52,634       2,620      4.98%
                                                    ------                              -----
Noninterest-Bearing Deposits            10,774                             11,277
Other Liabilities                        8,946                              7,850
Shareholders' Equity                     6,261                              5,480
                                       -------                            -------
  NORMALIZED LIABILITIES AND
   SHAREHOLDERS' EQUITY                 77,784                             77,241

Normalized Net Interest Earnings
 and Interest Rate Spread                            1,786       2.00%
                                                                 ====
Normalized Yield on
 Interest-Earning Assets                                         2.74%
                                                                 ====
Impact of WTC Disaster                   3,915         (45)                     -
                                       -------      -------               -------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                 $81,699                            $77,241
                                       =======                            =======
Net Interest Earnings and
 Interest Rate Spread                               $1,741       1.88%                 $1,811      1.85%
                                                    ======       ====                  ======      ====
Net Yield on Interest-Earning Assets                             2.57%                             2.79%
                                                                 ====                              ====